United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 29, 2022

Date of Report (Date of earliest event reported)

A SPAC II Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40318	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

289 Beach Road #03-01 Singapore 199552	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6818 5796

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, one-half of one redeemable warrant and one right to receive one-tenth of one Class A ordinary share	ASCBU	The Nasdaq Global Market LLC
Class A ordinary shares included as part of the units	ASCB	The Nasdaq Global Market LLC
Rights included as part of the units	ASCBR	The Nasdaq Global Market LLC
Warrants included as part of the units	ASCBW	The Nasdaq Global Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2022, A SPAC II Acquisition Corp. (the “Company”) received the resignation of Mr. Claudius Tsang (“Mr. Tsang”) as Chief Executive Officer of the Company. Mr. Tsang’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On the same date, Ms. Serena Shie (“Ms. Shie”) was appointed as the Company’s Chief Executive Officer by the Company’s board of directors. Mr. Tsang will remain and continue to work with the Company as the Chief Financial Officer.

No family relationships exist between Ms. Shie and any of the Company’s directors or other executive officers. There is no arrangement or understanding between Ms. Shie and any other persons pursuant to which she was selected as a director, and there are no related party transactions involving Ms. Shie that are reportable under Item 404(a) of Regulation S-K.

Ms. Serena Shie has served as the President, Chief Financial Officer and a member of the board of directors of Model Performance Acquisition Corp. since March 2021. Ms. Shie has almost a decade of experience in capital markets, property development and entrepreneurship. Ms. Shie has served as the Chief Executive Officer of Jumpstart Media since March of 2020, and is overseeing the growth of the office. Ms. Shie has also served as a director of Lion Pride Properties Corp. since 2018, which invests into development of high rises in Manila, Philippines. From 2015 to 2017, Ms. Shie was an associate in the Hong Kong office of Latham & Watkins, LLP, where she worked on capital market transactions, with a focus on debt offerings, IPO and M&A. Prior to joining Latham & Watkins, Ms. Shie was the Chief Operating Officer of Silent Models LLC in 2011. Since March 2022, she has served as the Executive Director and Chief Operations Officer of A SPAC (HK) Acquisition Corp. Ms. Shie holds a Bachelors from New York University, and a J.D. degree from Harvard Law School.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A SPAC II ACQUISITION CORP.
Dated: August 31, 2022
	By:	/s/ Claudius Tsang
Name: Claudius Tsang
Title: Chief Financial Officer